EXHIBIT 10.37

SUPREME COURT OF THE STATE OF NEW YORK COUNTY OF NEW YORK
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ALPHA CAPITAL ANSTALT and
CHI SQUARED CAPITAL, INC.

Plaintiffs,

v. SETTLEMENT

EMERALD MEDICAL APPLICATIONS CORP.,

Index No.:

Defendant.

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This Settlement Agreement (this "Agreement"), is made and entered this 7th day of August 2017 between Alpha Capital Anstalt ("Alpha") and Chi Squared Capital, Inc. ("Chi Squared" and together with Alpha the "Plaintiffs") and Emerald Medical Applications Corp. ("Defendant" or "Company") regarding the above captioned court case (the "Action")

WHEREAS, on June 20, 2016, in connection with a $440,000 loan, the Company executed and delivered to Alpha and Chi Squared the following documents: (i) Securities Purchase Agreement; (ii) Registration Rights Agreement; (iii) Secured Convertible Notes in the principal amounts of $400,000 and $40,000, respectively; (iv) Class A Common Stock Purchase Warrants exercisable to purchase 1,000,000 shares of the Company's common stock, par value $0.0001 (the "Shares") and 100,000 Shares, respectively; (v) Class B Common Stock Purchase Warrants exercisable to purchase 1,000,000 Shares and 100,000 Shares, respectively (the Secured Convertible Notes, Class A Warrants and Class B Warrants are collectively referred to as the "Old Securities"); and (vi) Security Agreement. The foregoing are referred to collectively, as the "Transaction Documents;" and

WHEREAS, on July 11, 2016, the Company executed and delivered to Alpha and Chi Squared an Option Agreement; and

WHEREAS, the Parties acknowledge and agree that Alpha and Chi Squared have taken the position that certain defaults may have occurred as a result of actions and/or inactions by the Company with respect to the Company's obligations under the Transaction Documents which the Company does not deem to be defaults; and

WHEREAS, the Parties acknowledge that on May 4, 2017, Alpha and Chi Squared commenced the Action and filed a Motion for Summary judgment in Lieu of Complaint in the Supreme Court of the State of New York, County of New York against the Company (the "Motion"), seeking damages against the Company for the defaults under the Transaction Documents; and

WHEREAS, the Parties desire to settle the matter of the alleged defaults by the Company according to the terms and conditions set forth in this Settlement Agreement, as well as file the Settlement Agreement on a "So Ordered" basis for the purpose to terminating the proceeding under the Motion and further believe an amicable resolution of all matters relative to the Transaction Documents is in their respective best interests.

NOW THEREFORE, in consideration of the mutual obligations and promises set forth herein, the Parties agree as follows:

Section 1. Modification of the Transaction Documents:

1.1 The Company shall exchange the Old Securities for the following securities (the New Securities") as a 3(a)(9) exchange:
a. a new note issue to Alpha in the form annexed hereto as Exhibit A in the principal amount of $551,600;
b. a new Class A Warrant to Alpha in the form annexed hereto as Exhibit B;
c. a new Class B Warrant to Alpha in the form annexed hereto as Exhibit C;
d. issue to Alpha 453 shares of Series A Preferred stock;
e. a new note issue to Chi Squared in the form annexed hereto as Exhibit D in the principal amount of $55,160;
f. a new Class A Warrant to Chi Squared in the form annexed hereto as Exhibit E; and
g. issue to Chi Squared 76 shares of Series A Preferred stock;
The Series A Preferred stock shall be issued pursuant to the certificate of designation annexed hereto as Exhibit F.
The holding period for the New Securities shall tack back to June 20, 2016, the original issue date of the Old Securities. The Company agrees that it shall not take any position contrary to the previous sentence and it shall provide a legal opinion, if requested by the Plaintiffs, opining that the holding period for the New Securities shall tack back to June 20, 2016.

The New Securities shall be deemed "Securities" under the Securities Purchase Agreement.

1.2 The Company shall have its transfer agent execute the letter annexed hereto as Exhibit G.

1.3 The Parties agree that the Securities Purchase Agreements dated June 20, 2016 is hereby amended with respect to the rights of Alpha and Chi Squared to "sweep" proceeds from any equity raise(s) by the Company ("New Equity Raise(s)") as follows: (i) the rights of Alpha and Chi Squared to "sweep" proceeds from any New Equity Raise(s) shall not be triggered until sixty (60) days after the closing of the New Equity Raise(s); and (ii) thereafter, the right to "sweep" shall be limited to 20% of the proceeds of New Equity Raise(s).

1.4 The Option Agreement executed and delivered by the Parties on July 11, 2016, a copy of which is attached hereto, is hereby modified to extend the termination date from July 15, 2017 to July 15, 2018 (the "New Option Termination Date"). In all other respects, the Option Agreement shall remain in full force and effect.

Section 2. This Settlement Agreement shall be submitted to the Court to be "So Ordered" and the Court shall retain jurisdiction to enforce the terms of this Settlement Agreement. Upon the Plaintiffs receipt of the New Securities they shall dismiss the Action.

Section 3. The provisions of this Settlement Agreement, including the provisions of this sentence, may not be amended, modified or supplemented, and waivers or consents to departures from the provisions hereof may not be given, unless the same shall be in writing and signed by the Parties hereto.

Section 4. This Settlement Agreement shall inure to the benefit of the Parties hereto and shall be binding upon the successors and permitted assigns of each of the Parties hereto.

Section 5. This Settlement Agreement may be executed in two or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each Party and delivered to the other Party, it being understood that both Parties need not sign the same counterpart. In the event that any signature is delivered by facsimile transmission or by e-mail delivery of a ".pdf" format data file, such signature shall create a valid and binding obligation of the Party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile or ".pdf" signature page were an original thereof.

Section 6. All questions concerning the construction, validity, enforcement and interpretation of this Settlement Agreement shall be determined in accordance with the laws of the State of New York without regard to principles of conflicts or choice of law. Any legal action or proceeding arising hereunder shall be brought solely in the state courts located in the State of New York and County of New York. The Parties hereto, hereby irrevocably accepts for themselves and in respect of their property, generally and unconditionally, the jurisdiction of the aforesaid courts. The Parties hereto hereby irrevocably waive any objection which they may now or hereafter have to the laying of venue of any of the aforesaid actions or proceedings arising out of or in connection with this Settlement Agreement brought in the aforesaid courts and hereby further irrevocably waives and agrees not to plead or claim in any such court that any such action or proceeding brought in any such court has been brought in an inconvenient forum.

Section 7. If any term, provision, covenant or restriction of this Settlement Agreement is held by a court of competent jurisdiction to be invalid, illegal, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions set forth herein shall remain in full force and effect and shall in no way be affected, impaired or invalidated, and the Parties hereto shall use their commercially reasonable efforts to find and employ an alternative means to achieve the same or substantially the same result as that contemplated by such term, provision, covenant or restriction. It is hereby stipulated and declared to be the intention of the Parties that they would have executed the remaining terms, provisions, covenants and restrictions without including any of such that may be hereafter declared invalid, illegal, void or unenforceable.

Section 8. The headings in this Settlement Agreement are for convenience only, do not constitute a part of the Settlement Agreement and shall not be deemed to limit or affect any of the provisions hereof.

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IN WITNESS WHEREOF, and intending to be legally bound hereby, the Parties have executed this Settlement Agreement, by their undersigned counsel.

Dated: New York, New York
August 7, 2017

PLAINTIFFS

Alpha Capital Anstalt Chi Squared Capital, Inc.

________________________ ________________________
By: Konrad Ackermann By: Yosef Milgrom
Its: Director Its: President

DEFENDANT

Emerald Medical Applications Corp.

________________________
By:
Its: